EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-8 of our report dated March 3, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1999.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
July 20, 2000